Exhibit No. 23(a)






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration statements (Forms S-8 No. 333-30306, No. 333-92757, No. 333-83707, No. 333-34175, No. 33-59099, No.
33-54689) of Thomas Industries Inc. of our report dated January 18, 2002, with respect to the consolidated financial statements of Genlyte Thomas Group LLC and subsidiaries included in the Form 10-K for the year ended December 31, 2001.



                                                     /s/ Arthur Andersen LLP

Louisville, Kentucky
    March 14, 2002